Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge: 1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: December 5, 2006

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge: 1. The form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: December 5, 2006

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
September 30, 2006

054	Putnam High Yield Municipal Trust
074	Putnam Master Intermediate Income Trust
027	Putnam California Tax Exempt Income Fund
033	Putnam American Government Income Fund
011	Putnam Tax Exempt Income Fund
539	Putnam International New Opportunities Fund
032	Putnam U.S. Government Income Trust
010	Putnam Money Market Fund
062	Putnam Tax Exempt Money Market Fund
23T	Putnam Prime Money Market Fund
075	Putnam Diversified Income Trust
259	Putnam Asset Allocation: Balanced Portfolio
250	Putnam Asset Allocation: Growth Portfolio
264	Putnam Asset Allocation: Conservative Portfolio